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                                                                   EXHIBIT 10.25

                    Co-Sale and Tag-Along Rights Agreement
                                      By
                        Applied Voice Recognition, Inc.
                                      and
                         L & H Investment Company N.V.

    This Co-Sale and Tag-Along Rights Agreement is made as of the 31st day of December, 1998 by and among Voice Technologies Partners LTD, a Texas limited partnership (the "Partner"), Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), and L & H Investment Company N.V., a Belgium corporation ("L & H").

    In consideration of the mutual covenants set forth herein, the parties agree as follows:

    1. Definitions.

       (a) "Partner's Stock" shall mean shares of the Company's Common Stock now owned by Partner.

       (b) "Preferred Stock" shall mean the Company's outstanding Series D Preferred Stock.

       (b) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Series D Preferred Stock.

       (c) "Stockholder" shall mean L & H

    2. Sales by Partner - Co-Sale Rights.

       (a) If Partner proposes to sell or transfer or does actually sell or transfer any shares of Partner's Stock in the Company in excess of any of 60,000 shares per calendar month, then Partner shall promptly give written notice (the "Notice") to the Company and the Stockholder of such sale or transfer. Such Notice shall certify whether the identity of the purchaser(s) of the shares being sold is known to the Partner. If Partner knows the identity of the purchaser(s) then Sections 2(c-h) apply.

       (b) If the Notice certifies that the identity is not known (e.g., the sale is taking place on the open market) (an "Unidentified Sale Notice") then Partner must give the Notice no later than the close of business on the day the sale is completed and Partner may make such sale without any action on the part of L & H. The Notice shall state under which subparagraph of this Agreement the sale or transfer is being made. Upon receipt of such Unidentified Sale Notice issued by virtue of Subparagraph 2(a), L & H may sell a Pro Rata Portion (defined below) of its shares (despite its agreement not to in the Series D Preferred Stock and Warrant Purchase Agreement of even date herewith) for a period of 20 days following receipt of the Notice. For purposes of this paragraph (b) "Pro Rata Portion" shall equal the
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number of shares of Common Stock times a fraction the numerator of which is the number of shares of stock to which the Notice pertained and the denominator of which is the number of shares of Common Stock then held by Partner.

       (c) However, if Partner certifies that it knows the identity of the purchaser(s), then the Notice shall be given to L & H at least 10 days before the proposed sale and it must describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Partner's Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee (an "Identified Sale Notice"). The Notice shall state under which paragraph of this Agreement the sale or transfer is being made.

       (d) Stockholder shall have the right, exercisable upon written notice or by facsimile notice to Partner within 15 days after receipt of the Identified Sale Notice, to participate in such sale of Common Stock on the same terms and conditions.

       (e) Stockholder may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Partner's Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Stockholder at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by Partner and the Stockholder at the time of the sale or transfer.

       (f) Stockholder shall effect its participation in the sale by promptly delivering to Partner for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

           (i) the type and number of shares of Common Stock which Stockholder elects to sell; or

           (ii) that number of shares of Series D Preferred Stock which is at such time convertible into the number of shares of Common Stock which Stockholder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series D Preferred Stock in lieu of Common Stock, Stockholder shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2(f)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

       (g) The stock certificate or certificates that Stockholder delivers to Partners pursuant to paragraph 2(f) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and Partner shall concurrently therewith remit to Stockholder that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser (or purchasers) prohibits such assignment or otherwise refuses to purchase shares or other securities from Stockholder exercising its rights of co-sale hereunder, Partner shall not sell to such prospective purchaser or purchasers any Stock unless

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and until, simultaneously with such sale, Partner shall purchase such shares or other securities from Stockholder.

       (h) The exercise or non-exercise of the rights of the Stockholder hereunder to participate in one or more sales of Stock made by Partners shall not adversely affect its rights to participate in subsequent sales of Stock subject to paragraphs 2(a-c).

       (i) In each calendar year, upon duly notifying L & H, Partner may pledge up to 480,000 shares of Partner's Stock free from any of L & H's rights to sell shares with or in addition to Partner's Stock imposed by this Section 2 and without the legend required by Section 6 so long as the pledge is subject to bona fide loan and stock pledge agreements. In such case, the shares pledged under this Subsection (i) shall be in place of the 60,000 share per month exemption provided for in Section 2(a) (For example: if the full 480,000 shares are pledged, there may be no additional shares sold or transferred under the 60,000 per month exemption in Section 2(a) for eight months following the pledge.) Further, any shares pledged under this Subsection (i) shall count toward the aggregate 50% limit described in Section 3 below.

    3. Sales by Partner - Tag-Along Rights. In the event that Partner sells in one transaction, or in a series of transactions, in aggregate, fifty percent (50%) or more of the Partner's Shares held as of December 31, 1998, then the Stockholder shall have the right to have all of its Common Stock sold prior to the sale of additional shares of the Partner's Stock and accordingly, Partner must:

       (a) Promptly give Notice to the Company and the Stockholder at least 10 days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Partner's Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Notice shall state under which paragraph of this Agreement the sale or transfer is being made;

       (b) Stockholder shall have the right, exercisable upon written notice to such Partner within 15 days after receipt of the Notice, to participate in such sale of Common Stock on the same terms and conditions;

       (c) Stockholder shall effect its participation in the sale by promptly delivering to Partner for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

           (i) the type and number of shares of Common Stock which Stockholder elects to sell; or

           (ii) that number of shares of Series D Preferred Stock which is at such time convertible into the number of shares of Common Stock which Stockholder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series D Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2(f)(i) above. The

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Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

       (d) The stock certificate or certificates that Stockholder delivers to Partner pursuant to paragraph 2(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and Partner shall concurrently therewith remit to such Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from Stockholder exercising its rights of co-sale hereunder, Partner shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, Partner shall purchase such shares or other securities from Stockholder.

       (e) The exercise or non-exercise of the rights of the Stockholder hereunder to participate in one or more sales of Partner's Stock made by Partner shall not adversely affect their rights to participate in subsequent sales of Partner's Stock subject to paragraph 2(a).

    4. Exempt Transfers.

       (a) Notwithstanding the foregoing, the co-sale rights of the Stockholder in Section 2 and the Tag Along Rights in Section 3 shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse of Partner or to trusts for the benefit of such persons listed in this subsection 4(a)(ii) or of Partner; or (iii) any bona fide gift; provided that
(A) Partner shall inform the Stockholder of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Stockholder with a written agreement to be bound by and comply with all provisions of Section 2. Stock transferred under this subsection 4(a) shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Partner" for purposes of this Agreement.

       (b) Notwithstanding the foregoing, the co-sale rights of the Stockholder in Section 2 and the Tag Along Rights in Section 3 shall not apply to the sale of any Partner's Stock (i) to employees, officers or directors of the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors or (ii) if prior to such sale, Partner held less than 5% of the Company's outstanding shares.

    5. Prohibited Transfers.

       (a) In the event a Partner should sell any Stock in contravention of the co-sale rights of the Stockholder in Section 2 or the Tag Along Rights in
Section 3 under this agreement (a "Prohibited Transfer"), the Stockholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and Partner shall be bound by the applicable provisions of such option.

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       (b) In the event of a Prohibited Transfer, Stockholder shall have the right to sell to Partner the type and number of shares of Stock equal to the number of shares Stockholder would have been entitled to transfer to the purchaser had the Prohibited Transfer under Section 2(c) or Section 3(c), as the case may be, hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

           (i) The price per share at which the shares are to be sold to Partner shall be equal to the price per share paid by the purchaser to Partner in the Prohibited Transfer. Partner shall also reimburse Stockholder for any and all fees and expense, including legal fees and expense, incurred pursuant to the exercise or the attempted exercise of the Stockholder's rights under Section 2 and Section 3, whichever is applicable.

           (ii) Within 90 days after the later of the dates on which the Stockholder (A) received notice of the Prohibited Transfer, or (B) otherwise become aware of the Prohibited Transfer, Stockholder shall, if exercising the option created hereby, deliver to Partner the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

           (iii) Partner shall, upon receipt of the certificate or certificates for the shares to be sold by Stockholder, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expense, as specified in subparagraph 4(b)(i), in cash or by other means acceptable to the Stockholder.

           (iv) Notwithstanding the foregoing, any attempt by Partner to transfer Partner's Stock in violation of Section 2 and Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Stockholder.

     6. Legend.

        (a) Each certificate representing shares of Stock now or hereafter owned by Partner or issued to any person in connection with a transfer pursuant to
Section 4(a) hereof shall be endorsed with the following legend:

    "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AND TAG-ALONG AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        (b) The Company and Partner shall, within 20 days of the date of this Agreement instruct the Company's transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in
Section 6(a) above to enforce the

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provisions of this Agreement. They shall also instruct the transfer agent to analyze each sale made by Partner, and if such sale is found to be within the volume limitations described in Section 2(a) or if such shall is pursuant to an Unidentified Sale Notice, to remove the legend prior to the transfer of such shares. In the alternative, if the transfer agent is unwilling or unable to make the analysis described above, then upon each proposed transfer or sale, Partner shall provide the transfer agent an opinion of the Company's counsel that the transfer or sale is permitted under this Agreement and that the legend may be removed in which event the transfer agent shall be instructed to remove the legend with respect to the shares covered by the certificate. Further, the transfer agent shall be instructed to remove the legend upon termination of this Agreement.

    7. Miscellaneous.

       7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

       7.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to each Stockholder, such Stockholder, provided that any Stockholder may waive any of his rights hereunder without obtaining the consent of any other Stockholder. Any amendment or waiver effected in accordance with clauses (i) and (ii) of this paragraph shall be binding upon each Stockholder, its successors and assigns, the Company and Partner.

       7.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Stockholder hereunder are only assignable (i) by each of such Stockholders to any other Stockholder or (ii) to an assignee or transferee who acquires all of the Common Stock purchased by a Stockholder or at least 500,000 shares of such Common Stock.

       7.4 Term. This Agreement shall terminate upon the earlier of (i) the redemption or conversion of all shares of Series D Preferred Stock, (ii) December 31, 2003, (iii) closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or (iv) the termination by the Company of Timothy J. Connolly's employment or the failure of the Company to renew his employment contract; however, if Timothy J. Connolly chooses to continue working for the Company without an employment contract then this Agreement does not terminate under this Section 7.4.

       7.5 Ownership. Partners represents and warrants that it is the sole legal and beneficial owner of 5,920,000 shares of the Company's Common Stock and that no other person has any interest (other than a community property interest) in such shares.

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       7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. Notwithstanding the foregoing, the facsimile notice permitted by Section 2(d) shall be effective at the time it is given.

       7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision, had never been contained herein.

       7.8 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       7.10 Arbitration. All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this Agreement shall be submitted for arbitration, provided that the parties have first made a good faith effort to resolve such matters together. Demand shall be made to the American Arbitration Association ("AAA") and shall be conducted in New York, New York by a panel of three (3) arbitrators. The Shareholder and the Company shall each choose one (1) panel member from a panel of person having experience with and knowledge of the purchase and sale of securities. The third member shall be an independent party, chosen by the first two members. At least one member of the panel must have a legal background. Arbitration shall be in accordance with the commercial rules of the AAA. The Award of the Arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorneys' fees arising out of Arbitration.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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The foregoing agreement is hereby executed as of the date first above, written.

                         APPLIED VOICE RECOGNITION, INC., a
                         Delaware corporation,

                         /s/ Timothy J. Connolly
                         _______________________________________________________
                         By: Timothy J. Connolly,
                         Its President


                         L & H INVESTMENT CO. N.V. a Belgium
                         corporation

                         _______________________________________________________
                         By:  C.V.B.A. Thomas Denys,
                         its Director

                         _______________________________________________________
                         and By: C.V.B.A. Francis Vanderhonydonok,
                         its Director


           Address       L & H Investment Co.
                         Merghelynck
                         B-8900 Ieper
                         Brussels, BELGIUM
                            Fax:  011-32-5-722-9545

                          VOICE TECHNOLOGIES PARTNERS,
                          LTD., a Texas limited partnership

                           By: Voice Technologies Management Corp.
                           a Texas limited corporation, its general partner

                                /s/ Timothy J. Connolly
                           By: _________________________________________________
                               Timothy J. Connolly, its President

           Address       4615 Post Oak Lane, Suite 111
                         Houston, Texas 77027
                         Fax: 713-621-5870

          [SIGNATURE PAGE TO CO-SALE AND TAG-ALONG RIGHTS AGREEMENT]

        7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    The foregoing agreement is hereby executed as of the date first above written.


                         APPLIED VOICE RECOGNITION, INC, a
                         Delaware corporation


                         _______________________________________________________
                         By:  Timothy J. Connolly,
                         its President


                         L & H INVESTMENT CO. N.V. a Belgium
                         corporation

                         /s/ Thomas Denys
                         _______________________________________________________
                         By: C.V.B.A. Thomas Denys,
                         its Director

                         _______________________________________________________
                         and By: C.V.B.A. Francis Vanderhooydonck,
                         its Director

           Address       L & H Investment Co.
                         Merghelynek
                         B-8900 Ieper
                         Brussels, BELGIUM
                            Fax: 01 1-32-5-722-9545

                          VOICE TECHNOLOGIES PARTNERS,
                          LTD., a Texas limited partnership

                           By:  Voice Technologies management Corp.,
                           a Texas corporation, its general partner


                           By __________________________________________________
                              Timothy J. Connolly, its President

           Address       4615 Post Oak Place, Suite 111
                         Houston, Texas 77027
                         Fax: 713-621-5870

          [SIGNATURE PAGE TO CO-SALE AND TAG-ALONG RIGHTS AGREEMENT]

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

       7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    The foregoing agreement is hereby executed as of the date first above written.

                          APPLIED VOICE RECOGNITION, INC. a
                          Delaware corporation

                          ______________________________________________________
                          By: Timothy J. Connolly,
                          its President


                          L & H INVESTMENT CO. N.V. a Belgium
                          corporation

                          /s/ Thomas Denys
                          ______________________________________________________
                          By: C.V.B.A. Thomas Denys,
                          its Director

                          /s/ Francis Vanderhorydonck
                          ______________________________________________________
                          and By: C.V.B.A. Francis Vanderhorydonck,
                          its Director

           Address        L & H Investment Co.
                          Marghelynck
                          B-8900 Ieper
                          Brussels, BELGIUM
                             Fax: 011-32-5-722-9545

                           VOICE TECHNOLOGIES PARTNERS,
                           LTD., a Texas limited partnership

                            By: Voice Technologies Management Corp.,
                            a Texas corporation, its general partner


                            By _________________________________________________
                               Timothy J. Connolly, its President

           Address          4615 Post Oak Place, Suite 111
                            Houston, Texas 77027
                            Fax: 713-621-5870

          [SIGNATURE PAGE TO CO-SALE AND TAG-ALONG RIGHTS AGREEMENT]

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